Exhibit 99.2

DESCRIPTION OF COMMON UNITS

The following description is a summary of the material provisions of the limited liability company interests in Macquarie Infrastructure Holdings, LLC (“MIH”). We entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) on September 22, 2021. The LLC Agreement provides for the issuance of the units, as well as the rights of holders of the units, including with respect to voting rights and participation in distributions. The statements below are subject to and are qualified in their entirety by reference to all of the provisions of the LLC Agreement. The LLC Agreement will govern your rights as holders of the units. The terms of these securities also may be affected by the Delaware Limited Liability Company Act (the “DLLCA”). Certain provisions of the LLC Agreement are intended to be consistent with the Delaware General Corporation Law (the “DGCL”). Any provision of the DGCL referred to in, or incorporated by, the LLC Agreement will be, unless otherwise provided in the LLC Agreement, applied mutatis mutandis to MIH, the units, the unitholders, the unit certificates, MIH’s board of directors and the LLC Agreement, as if MIH were a Delaware corporation, the units were shares of stock of a Delaware corporation, the unitholders were stockholders of a Delaware corporation, the unit certificates were stock certificates and MIH’s board of directors were directors of a Delaware corporation.

General

MIH is authorized to issue up to (i) 500,000,000 common units, (ii) 100 special units, and (iii) 100,000,000 preferred units.

Common Units

Voting. Each common unit is entitled to one vote on each matter submitted to a vote at a meeting of holders of common units. Except as provided in the LLC Agreement, the holders of common units and special units vote separately as different classes. Holders of common units are not entitled to vote cumulatively for the election of directors. Except as provided in the LLC Agreement, all matters to be voted on by holders of common units must be approved by a majority of the voting power of the common units present in person or represented by proxy at the meeting of holders of common units and entitled to vote thereon or, in the case of the election of directors, by a majority of the votes cast unless the election is contested, in which case directors will be elected by a plurality of the votes cast. Any nominee who fails to receive the required number of votes in an uncontested election agrees to promptly tender his or her resignation, and MIH’s board of directors will determine whether to accept or reject such resignation following receipt of a recommendation from the nominating and governance committee.

Distributions. Subject to any prior rights and preferences contained in any preferred unit designation, holders of common units are entitled to receive distributions in amounts as determined by MIH’s board of directors. MIH may pay distributions consisting of cash, property or limited liability company interests of MIH.

Delaware law allows a limited liability company to make distributions to members to the extent that at the time of the distribution, after giving effect to the distribution, the total liabilities of the limited liability company, as determined under Delaware law, will not exceed the fair value of the assets of the limited liability company, as determined under Delaware law.

Transfer Restriction. The LLC Agreement does not restrict the transfer of common units traded on any national securities exchange on which such units are listed for trading but it provides, among other things, that MIH has the power to enter into and perform any agreement with any unitholders to restrict the transfer of units of MIH in any manner not prohibited by the DGCL.

Election of Directors. Under the LLC Agreement, at any time when the management services agreement of MIH is in effect and the manager or any of its affiliates holds at least 200,000 common units (which represents the number of common units with an aggregate value of at least $5 million at a price per common units equal to the per share price of the shares sold in the initial public offering of a predecessor to MIH (as adjusted to reflect any subsequent splits or similar recapitalizations)), holders of common units, voting separately as a class, will be entitled to elect the directors of MIH other than one director who will be elected by the holders of special units, voting or consenting separately as a class, and who will act as the chairman of MIH’s board of directors.

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At any time when the management services agreement is not in effect or neither the manager nor any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), the holders of common units will be entitled to elect all of the directors to be elected at an election.

Other Rights. Upon the dissolution and winding up of MIH, all holders of common units will be entitled to share equally, on a per unit basis, in all assets of MIH of whatever kind available for distribution.

Trading. The outstanding common units are listed on the NYSE under the symbol “MIC.”

Transfer Agent and Restrictions. The transfer agent and registrar for the common units is Computershare, Inc.

Special Units

Voting. Each special unit is entitled to one vote on each matter on which holders of special units are entitled to vote or provide consent.

Holders of special units are not entitled to vote on or consent to any matter of MIH, except those matters explicitly set forth in the LLC Agreement, which are as follows:

•	any further authorization for issuance of special units, which issuance will require the prior affirmative vote or written consent of the holders of special units, voting or consenting separately as a class;

•	any issuance of preferred units, which issuance will require the prior affirmative or written consent of the holders of special units, voting or consenting separately as a class;

•	any amendment of any provision of the LLC Agreement that would adversely affect the rights of holders of special units as a separate class, which amendment will require the prior affirmative vote or written consent of the holders of special units, voting or consenting separately as a class;

•	election of one director who will act as the chairman of MIH’s board of directors, which election will require the affirmative vote or written consent of the holders of special units, voting or consenting separately as a class and is discussed immediately below in the section entitled “— Election of One Director”;

•	ability to fill the vacancy in MIH’s board of directors of a director elected by the holders of special units, which will require the affirmative vote or written consent of the holder of special units, voting or consenting separately as a class, to the extent the management services agreement is in effect and the manager or any manager affiliate (as defined in the management services agreement) owns at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations);

•	removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units and special units (and any series of preferred units then entitled to vote at an election of directors), voting together as a single class; and

•	removal of any director elected by the holders of special units, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at least 66 2/3% of the voting power of the issued and outstanding special units, voting or consenting separately as a class.

Election of One Director. Under the LLC Agreement, holders of special units will be entitled to elect one director, who will act as the chairman of MIH’s board of directors, at any time when the management services agreement is in effect and the manager or any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations).

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Distributions. The LLC Agreement provides that holders of special units are not entitled to any distributions from MIH (other than with respect to common units and preferred units it may otherwise hold, solely to the extent such distribution is declared in accordance with the LLC Agreement or any preferred unit designation).

Transfer Restriction. The LLC Agreement provides that holders of special units may not offer, sell, pledge, transfer, dispose or distribute special units or enter into any agreement with respect to the foregoing.

Redemption. Upon the earlier of (i) the termination of the management services agreement or (ii) the date on which neither the manager nor any of its affiliates holds at least 200,000 common units (as adjusted to reflect any subsequent splits or similar recapitalizations), (a “redemption event”), all outstanding special units will be redeemed by MIH at a price equal to $0.001 per special unit, within five business days after MIH becomes aware of the occurrence of a redemption event. If MIH does not have sufficient funds legally available to redeem all outstanding special units on any redemption date, MIH will redeem a pro rata portion of the outstanding special units out of any legally available funds and redeem the remaining outstanding special units as soon as practicable after MIH has funds legally available therefor. Any special units which are redeemed or otherwise acquired by MIH or any of its subsidiaries will be automatically and immediately canceled and will not be reissued, sold or transferred. Neither MIH nor any of its subsidiaries may exercise any voting or other rights granted to the holders of special units following redemption.

Other Rights. Holders of special units will not be entitled to share in any distribution of assets in the event of the dissolution and winding up of the affairs of MIH.

Trading. The outstanding special units will not be listed on any stock exchange.

Preferred Units

The LLC Agreement provides that MIH’s board of directors is authorized to fix the designations, rights, preferences, powers, and limitations of and to issue preferred units. MIH’s board of directors has flexibility to create one or more series of preferred units, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of each series. The terms of the authorized preferred units are substantially the same as the terms of the authorized preferred stock of MIC Corp.

The consent of the manager, as the holder of the outstanding special units, is required for issuances of preferred units. Preferred units may be issued, at the discretion of MIH’s board of directors, for any proper corporate purpose, without further action by MIH’s unitholders (other than the holder of the special units as discussed above) other than as may be required by applicable law and as set forth in the LLC Agreement and/or any preferred unit designation. Unitholders do not have preemptive rights with respect to the future issuance of preferred units (except as otherwise provided in a preferred unit designation or as determined by MIH’s board of directors) and unitholders’ interest in MIH could be diluted by any such issuance with respect to any of the following: earnings per unit, voting, liquidation rights and book and market value.

The issuance of preferred units could affect the relative rights of holders of common units. Depending upon the exact terms, limitations and relative rights and preferences, if any of the preferred units as determined by MIH’s board of directors at the time of issuance, the holders of preferred units may be entitled to a higher distribution rate than that paid on the common units, a prior claim on funds available for the payment of distributions, a fixed preferential payment in the event of dissolution and winding up, redemption rights, rights to convert their preferred units into common units, and voting rights which would tend to dilute the voting control of the holders of common units. Any preferred units could be issued with rights, preferences and privileges that may be superior to those of the common units.

Subject to its fiduciary duties, MIH’s board of directors will not, without prior unitholder approval, approve the issuance or use of preferred units for any defensive or anti-takeover purpose or for the purpose of implementing any unitholder rights plan. Within these limits, as well as others imposed by applicable law and the rules of the applicable stock exchange, MIH’s board of directors may approve the issuance or use of preferred units for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of MIH more difficult or costly, as could also be the case if MIH’s board of directors were to issue additional common units.

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Forum Selection Clause

The LLC Agreement provides that, unless MIH consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the sole and exclusive forum for any unitholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on MIH’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of MIH’s unitholders, directors, officers or other employees to MIH or to MIH’s unitholders, (iii) any action asserting a claim arising pursuant to any provision of the DLLCA, the DGCL or the LLC Agreement, (iv) any action to interpret, apply, enforce or determine the validity of the LLC Agreement or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in units of MIH is deemed to have notice of and consented to the foregoing provisions.

Anti-Takeover Provisions in the LLC Agreement

Vacancies; Acting by Written Consent. Subject to the right of the manager as holder of the special units to elect one director and his or her successor in the event of a vacancy, the LLC Agreement authorizes only MIH’s board of directors to fill vacancies, including for newly created directorships. This provision could prevent a unitholder of MIH from effectively obtaining an indirect majority representation on MIH’s board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.

Except as otherwise provided in the LLC Agreement holders of MIH units are not permitted to act by written consent. Instead, common unitholders may only take action in person or via proxy with respect to any proposal that may be presented at a duly called annual or special meeting of common unitholders. Furthermore, the LLC Agreement provides that special meetings may only be called by the chairman of MIH’s board of directors or by resolution adopted by MIH’s board of directors.

Nomination and Proposal Procedures. The LLC Agreement provides that the common unitholders seeking to bring business before an annual meeting of unitholders or to nominate candidates for election as directors at an annual meeting of unitholders must provide notice thereof in writing to MIH not less than 120 days and not more than 150 days prior to the anniversary date of its preceding year’s annual meeting. In addition, the common unitholder furnishing such notice must be a holder of record of common units on both (i) the date of delivering such notice and (ii) the record date for the determination of unitholders entitled to vote at such annual meeting. These provisions may preclude common unitholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of unitholders, a common unitholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.

Future Issuances of Units. Authorized but unissued units are available for future issuance, without approval of MIH’s unitholders. These additional units may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued units may be to enable MIH’s board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.

Removal Procedures. The LLC Agreement provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding common units, special units and preferred units, if any, voting as a single class. Any director elected by the holders of common units, voting separately as a class, may be removed from office at any time, without cause, by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding common units voting separately as a class. Any director elected by the holders of special units, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of 66 2/3% of the voting power of the issued and outstanding special units voting separately as a class.

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Rights Plan. Although MIH does not have a unitholder rights plan, under Delaware law, MIH’s board of directors could adopt such a plan without unitholder approval. If adopted, a unitholder rights plan could operate to cause substantial dilution to a person or a group that attempts to acquire us on terms not approved by MIH’s board of directors.

Amendment of LLC Agreement. In order to provide holders of units of MIH with rights substantially similar to the rights provided to them by the DGCL, certain provisions of the LLC Agreement were drafted to incorporate the additional rights that shareholders of MIC Corp. have pursuant to the DGCL (the “DGCL-Implementing Provisions”). The DGCL-Implementing Provisions in the LLC Agreement may be amended, but only if (i) MIH’s board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the voting power of the outstanding voting units entitled to vote on the proposed amendment approve such amendment; provided, however, that notwithstanding the foregoing, if MIH’s board of directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in the LLC Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended.

The remaining provisions of the LLC Agreement that are not expressly designated as Charter Provisions, Bylaw Provisions or DGCL-Implementing Provisions and that include provisions that are commonly included in LLC Agreements, may be amended if (i) MIH’s board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the voting power of the outstanding voting units entitled to vote on the proposed amendment approve such amendment.

The LLC Agreement provides that MIH’s board of directors may amend the LLC Agreement without the approval of the unitholders or any other person, under the following circumstances:

•	to change the name of MIH or its registered agent or registered office;

•	to impose restrictions on the transfer of units, under certain circumstances, to avoid a significant risk of MIH becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes;

•	to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or otherwise to preserve or achieve uniformity of the shares (or any portion or class or series thereof);

•	to reflect any amendment to Section 145 of the DGCL or the amendment or addition of any other provisions of the DGCL relating to indemnification and advancement of expenses, under certain circumstances;

•	to reflect any change determined by the MIH’s board of directors to be necessary and appropriate in the event that a provision of the DGCL or the DLLCA is enacted, amended or revoked;

•	pursuant to any writing approved by MIH’s board of directors setting forth the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of a series of preferred shares;

•	if any term or provision of the LLC Agreement is determined, in a final and nonappealable order, to be illegal or invalid for any reason, to adopt any amendment to the LLC Agreement that MIH’s board of directors determines is necessary or appropriate so as to give effect to the order and, as closely as possible in a manner acceptable to MIH’s board of directors, effect the intent that the LLC Agreement govern MIH in a manner that is substantially similar to the governance of MIH’s predecessor;

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•	to qualify or continue the qualification of MIH as a limited liability company under the laws of any state or to ensure that MIH and any of its subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

•	to address changes in U.S. federal income tax regulations, legislation or interpretation;

•	to the extent it does not adversely affect the unitholders considered as a whole or the unitholders holding any particular class or series of units as compared to unitholders holding any other classes or series of units in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the DLLCA), (ii) facilitate the trading of units (including the division of any class or series of outstanding units into different classes or series to facilitate uniformity of tax consequences within such classes or series of units) or comply with any rule, regulation, guideline or requirement of any exchange registered with the SEC under Section 6(a) of the Exchange Act on which the units are or will be listed, or (iii) effect the intent expressed in the provisions of the LLC Agreement;

•	to effect a change in the fiscal year or taxable year of MIH and any other changes that MIH’s board of directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of MIH;

•	to implement the decision of MIH’s board of directors to elect MIH to be treated as a corporation for U.S. federal income tax purposes;

•	to effect the conversion of MIH from a Delaware limited liability company to a Delaware limited partnership and other changes that MIH’s board of directors determines to be necessary or appropriate in connection therewith; and

•	to correct any provision of the LLC Agreement that, as a result of a typographical error or other inaccuracy, does not implement the parties’ intent that the LLC Agreement govern MIH in a manner substantially similar to the way MIH’s predecessor was governed.

Business Combinations. Pursuant to the terms of the LLC Agreement, the provisions of Section 203 of the DGCL will be applied to MIH and MIH therefore will be prohibited from engaging in a “business combination” with an “interested unitholder” for a period of three years following the time the person becomes an interested unitholder, unless:

•	the board of directors approves the business combination or the transaction in which the person became an interested unitholder prior to the date the person attained this status;

•	upon consummation of the transaction that resulted in the person becoming an interested unitholder, the person owned at least 85% of voting units outstanding at the time the transaction commenced, excluding units owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether units held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the time the person became an interested unitholder, the board of directors approved the business combination and the unitholders other than the interested unitholder authorized the transaction at an annual or special meeting of unitholders by the affirmative vote of at least 66 2/3% of the outstanding units not owned by the interested unitholder.

•	A “business combination” (as such term is defined in Section 203 of the DGCL) includes:

•	any merger or consolidation involving MIH and the interested unitholder;

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•	any sale, transfer, pledge or other disposition involving the interested unitholder of 10% or more of MIH’s assets;

•	in general, any transaction that results in the issuance or transfer by MIH of any of MIH’s units to the interested unitholder;

•	any transaction involving MIH that has the effect of increasing the proportionate share of MIH’s units owned by the interested unitholders; or

•	the receipt by the interested unitholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, an “interested unitholder” is defined as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested unitholder status did own, 15% or more of an entity’s voting interests.

Separately, the LLC agreement contains provisions which prohibit us from engaging in a “business combination” (as such term is defined in the LLC Agreement) unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of our outstanding units (other than those units held by any interested unitholder or any affiliate or associate).

A “business combination” (as such term is defined in the LLC Agreement) includes:

•	any merger or consolidation involving MIH and an interested unitholder or any of its affiliates or associates;

•	any sale, transfer, pledge or other disposition involving an interested unitholder or any of its affiliates or associates of MIH’s assets having an aggregate fair market value of 10% or more of the net investment value of MIH;

•	in general, any transaction that results in the issuance or transfer by MIH of any of its securities to an interested unitholder or any of its affiliates or associates having an aggregate fair market value of 10% or more of the net investment value of MIH;

•	any spin-off or split-up of any kind of MIH or any of its subsidiaries proposed by or on behalf of an interested unitholder or any of its affiliates or associates; or

•	any transaction involving MIH that has the effect of increasing the proportionate share of MIH’s units owned by an interested unitholder and its affiliates and associates; and any agreement, contract or other arrangement providing for any one or more of the actions specified above.

Anti-Takeover Effects of Management Services Agreement

The management services agreement specifies limited circumstances under which the manager may be terminated by MIH. In addition, the disposition agreement provides that, during the term of the disposition agreement, the management services agreement will terminate with respect to operating businesses of MIH that are sold, and upon the sale of MIH, and provides for related payments to the manager.

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